Exhibit 24

POWER OF ATTORNEY

The undersigned director and/or officer of Regis Corporation, a Minnesota corporation, does hereby make, constitute and appoint Eric A. Bakken, Mark Fosland and Brent Moen, and each or any one of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for the undersigned and in his or her name, place and stead, to sign and affix the undersigned’s name as director and/or officer of the Company to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments (including post-effective amendments) thereto, to be filed by the Company with the Securities and Exchange Commission, in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock or other securities proposed to be issued or sold by the Company pursuant to the Regis Corporation Amended and Restated 1991 Contributory Stock Purchase Plan and to file the same with the SEC, granting unto these attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 29th day of October, 2009.

Signature	Title

/s/ Paul D. Finkelstein	Chairman of the Board of Directors,
Paul D. Finkelstein	President and Chief Executive Officer

/s/ Randy L. Pearce	Senior Executive Vice President, Chief
Randy L. Pearce	Financial and Administrative Officer

/s/ Rolf F. Bjelland	Director
Rolf F. Bjelland

/s/ Thomas L. Gregory	Director
Thomas L. Gregory

/s/ Van Zandt Hawn	Director
Van Zandt Hawn

/s/ Susan S. Hoyt	Director
Susan S. Hoyt

/s/ David B. Kunin	Director
David B. Kunin

/s/ Stephen Watson	Director
Stephen Watson